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                                                                      Exhibit 10

                        Consent of Independent Auditors



We consent to the references to our firm under the captions "Financial Statements" in the Prospectus and Statement of Additional Information, "Auditors" in the Prospectus, "Independent Auditors" in the Statement of Additional Information, and to the use of our reports (1) dated February 1, 2002 with respect to the financial statements of certain subaccounts of AUSA Life Insurance Company, Inc. Separate Account C, which are available for investment by the contract owners of the Advisor's Edge Variable Annuity and (2) dated February 15, 2002 with respect to the statutory-basis financial statements and schedules of AUSA Life Insurance Company, Inc. included in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 No. 333-65149) and related Prospectus of the Advisor's Edge Variable Annuity.



Des Moines, Iowa
April 25, 2002